Exhibit 10(i)(3)
COMTECH TELECOMMUNICATIONS CORP.
2000 Stock Incentive Plan
Other Stock-Based Award Agreement
Comtech Telecommunications Corp., a Delaware corporation (the “Company”), hereby grants to __________________ (the “Holder”), as of [INSERT GRANT DATE] (the “Grant Date”), pursuant to the provisions of the Company’s 2000 Stock Incentive Plan, as amended (the “Plan”), an Other Stock-Based Award (the “Award”) pursuant to Article XI of the Plan and in full settlement of the non-equity incentive plan award earned by the Holder for the fiscal [YEAR] performance and service period and for [INSERT SHARE NUMBER] shares of the Company’s Common Stock, $0.10 par value per share (“Stock”), upon and subject to the restrictions, terms and conditions set forth in the Plan and this agreement (the “Agreement”).
1.Award Subject to Acceptance of Agreement. By accepting this Award, the Holder agrees to abide by all administrative procedures established by the Company or its stock plan administrator, including any procedures requiring the Holder to notify the Company of any proposed sale of any Stock acquired pursuant to this Award. As of the Grant Date, the Company shall cause to be issued in the Holder’s name the total number of shares of Stock subject to the Award.
2.Rights as a Stockholder. The Holder shall have all rights as a holder of the Stock subject to the Award, including, without limitation, voting rights, the right to receive dividends and other distributions thereon, and the right to participate in any capital adjustment applicable to all holders of Stock.
3.Investment Representation. The Holder hereby represents and covenants that (a) any share of Stock acquired pursuant to this Award shall be acquired for investment and not with a view to the distribution thereof within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), unless such acquisition has been registered under the Securities Act and any applicable state securities laws; (b) any subsequent sale of any such shares shall be made either pursuant to an effective registration statement under the Securities Act and any applicable state securities laws, or pursuant to an exemption from registration under the Securities Act and such state securities laws; and (c) if requested by the Company, the Holder shall submit a written statement, in form satisfactory to the Company, to the effect that such representation is true and correct as of the date of any sale of any such share. As a further condition precedent to the delivery to the Holder of any shares of Stock subject to the Award, the Holder shall comply with all regulations and requirements of any regulatory authority having control of or supervision over the issuance or delivery of the shares and, in connection therewith, shall execute any documents which the Board shall in its sole discretion deem necessary or advisable.
4.Additional Terms and Conditions of Award.
1.1.Compliance with Applicable Law. The Award is subject to the condition that if the listing, registration or qualification of the shares of Stock subject to the Award upon any securities exchange or under any law, or the consent or approval of any governmental body, or the taking of any other action is necessary or desirable as a condition of, or in connection with, the delivery of shares hereunder, the shares of Stock subject to the Award shall not be delivered, in whole or in part, unless such listing, registration, qualification, consent, approval or other action shall have been effected or obtained, free of any conditions not acceptable to the Company. The Company agrees to use reasonable efforts to effect or obtain any such listing, registration, qualification, consent, approval or other action.

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1.2.Delivery of Stock. Effective as of the Grant Date, the Company shall deliver or cause to be delivered to the Holder the shares of Stock subject to this Award. The Company shall pay all original issue or transfer taxes and all fees and expenses incident to such delivery.
1.3.Award Confers No Rights to Continued Service. In no event shall the granting of the Award or its acceptance by the Holder, or any provision of the Agreement or the Plan, give or be deemed to give the Holder any right to continued service with the Company, any Subsidiary or any affiliate of the Company.
1.4.Decisions of Board or Committee. The Board or the Committee (as defined in the Plan) shall have the right to resolve all questions which may arise in connection with the Award. Any interpretation, determination or other action made or taken by the Board or the Committee regarding the Plan or this Agreement shall be final, binding and conclusive.
1.5.Successors. This Agreement shall be binding upon and inure to the benefit of any successor or successors of the Company and any person or persons who shall, upon the death of the Holder, acquire any rights hereunder in accordance with this Agreement or the Plan.
1.6.Taxation. The Holder understands that the Holder is solely responsible for all tax consequences to the Holder in connection with this Award. The Company shall withhold whole shares of Stock which would otherwise be delivered to the Holder, having an aggregate Fair Market Value (as defined in the Plan) determined as of the date the obligation to withhold or pay taxes arises in connection with this Award. The Company will withhold taxes (e.g., federal, state and local taxes, including payroll taxes) in an amount at least equal to the statutory minimum taxes required to be withheld; provided, however, at the Participant’s advance election the participant may request the Company withhold additional amounts up to the Participant’s maximum individual tax rate in each relevant jurisdiction applicable to the Participant at such time of withholding. The Holder represents that the Holder has consulted with any tax consultants the Holder deems advisable in connection with the Award and that the Holder is not relying on the Company for any tax advice.
1.7.Notices. All notices, requests or other communications provided for in this Agreement shall be made, if to the Company, to Comtech Telecommunications Corp., Attn: Secretary, 68 South Service Road, Suite 230, Melville, New York, 11747, and if to the Holder, to the last known mailing address of the Holder contained in the records of the Company. All notices, requests or other communications provided for in this Agreement shall be made in writing either (a) by personal delivery, (b) by facsimile or electronic mail with confirmation of receipt, (c) by mailing in the United States mails or (d) by express courier service. The notice, request or other communication shall be deemed to be received upon personal delivery, upon confirmation of receipt of facsimile or electronic mail transmission or upon receipt by the party entitled thereto if by United States mail or express courier service; provided, however, that if a notice, request or other communication sent to the Company is not received during regular business hours, it shall be deemed to be received on the next succeeding business day of the Company.
1.8.Governing Law. This Agreement, the Award and all determinations made and actions taken pursuant hereto and thereto, to the extent not governed by the laws of the United States, shall be governed by the laws of the State of Delaware and construed in accordance therewith without giving effect to principles of conflicts of laws.
1.9.Agreement Subject to the Plan. This Agreement is subject to the provisions of the Plan and shall be interpreted in accordance therewith. In the event that the

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provisions of this Agreement and the Plan conflict, the Plan shall control. The Holder hereby acknowledges receipt of a copy of the Plan.
1.10.Entire Agreement. This Agreement and the Plan constitute the entire agreement of the parties with respect to the shares of Stock subject to this Award and supersede in their entirety all prior undertakings and agreements of the Company and the Holder with respect to such shares of Stock, and may not be modified adversely to the Holder’s interest except by means of a writing signed by the Company and the Holder.
1.11.Partial Invalidity. The invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions hereof and this Agreement shall be construed in all respects as if such invalid or unenforceable provision was omitted.
1.12.Amendment and Waiver. The provisions of this Agreement may be amended or waived only by the written agreement of the Company and the Holder, and no course of conduct or failure or delay in enforcing the provisions of this Agreement shall affect the validity, binding effect or enforceability of this Agreement.
1.13.Clawback. The Holder acknowledges that the Holder is subject to any clawback policy of the Company in effect as of the Grant Date or that is adopted after the Grant Date in order to comply with applicable law.
4.14    Agreement and Grant Not Effective Unless Accepted. By selecting the "Accept” button below you agree (i) to enter into this Agreement electronically, and (ii) to the terms and conditions of the Agreement. Until you select the "Accept” button below, this Award shall not be effective and if you do not select the "Accept” button within 14 days from the date the Agreement is made available to you electronically this Award may be null and void at the discretion of the Company.

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